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                                    EXHIBIT C

                             JOINT FILING AGREEMENT

               The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Seven Seas Petroleum Inc. dated January 20, 1998 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Date:  January 20, 1998

                                   SOROS FUND MANAGEMENT LLC

                                   By:  /S/ SEAN C. WARREN
                                        ---------------------------------------
                                        Sean C. Warren
                                        Managing Director


                                   GEORGE SOROS

                                   By:  /S/ SEAN C. WARREN
                                        ---------------------------------------
                                        Sean C. Warren
                                        Attorney-in-Fact


                                   STANLEY F. DRUCKENMILLER

                                   By:  /S/ SEAN C. WARREN
                                        ---------------------------------------
                                        Sean C. Warren
                                        Attorney-in-Fact


                                   DUQUESNE CAPITAL MANAGEMENT, L.L.C.

                                   By:  /S/ GERALD KERNER
                                        ---------------------------------------
                                        Gerald Kerner
                                        Managing Director